[SEAL] DEAN HELLER
                 SECRETARY OF STATE
                 204 NORTH CARSON STREET, SUITE 1
                 CARSON CITY, NEVADA 98701-4701                      C18104-01
                 (775) 684-5708
                 WEBSITE: SECRETARYOFSTATE.BIZ                       FILED
                                                                     JAN 02 2004

         CERTIFICATE OF ACCOMPANY
             RESTATED ARTICLES                                   DEAN HELLER
             (PURSUANT TO NRS)                                SECRETARY OF STATE

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY


          THIS FORM IS TO ACCOMPANY RESTATED ARTICLES OF INCORPORATION
          ------------------------------------------------------------
               (PURSUANT TO NRS 78.403, 82.371, 88.355 OR 88A.250)

        (THIS FORM IS ALSO TO BE USED TO ACCOMPANY RESTATED ARTICLES FOR LIMITED-LIABILITY COMPANIES, CERTIFICATES OF LIMITED PARTNERSHIP,
          LIMITED-LIABILITY LIMITED PARTNERSHIPS AND BUSINESS TRUSTS.)

1. NAME OF NEVADA ENTITY AS LAST RECORDED IN THIS OFFICE:

CDEX INC.

2. THE ARTICLES ARE BEING ^ RESTATED OR ^^ AMENDED AND RESTATED (CHECK ONLY
ONE). PLEASE ENTITLE YOUR ATTACHED ARTICLES "RESTATED" OR "AMENDED AND RESTATED," ACCORDINGLY.

3. INDICATE WHAT CHANGES HAVE BEEN MADE BY CHECKING THE APPROPRIATE BOX.*

         ^ NO APARTMENT; ARTICLES ARE RESTATED ONLY AND ARE SIGNED BY AN OFFICER OF THE CORPORATION WHO HAS BEEN AUTHORIZED IN EXECUTE THE CERTIFICATE BY RESOLUTION OF THE BOARD OF DIRECTORS ADOPTED ON BLANK LINE THE CERTIFICATE CORRECTLY SETS FORTH THE TEXT OF THE ARTICLES OR CERTIFICATE AS AMENDED TO THE DATE OF THE CERTIFICATE.

         ^ THE ENTITY NAME HAS BEEN AMENDED.

         ^ THE RESIDENT AGENT HAS BEEN CHANGE. (ATTACH CERTIFICATE OF ACCEPTANCE FROM NEW RESIDENT AGENT)

         ^ THE PURPOSE OF THE ENTITY HAS BEEN AMENDED.

         ^^ THE AUTHORIZED SHARES HAVE BEEN AMENDED.

         ^ THE DIRECTORS, MANAGERS OR GENERAL PARTNERS HAVE BEEN AMENDED.

         ^ IRS TAX LANGUAGE HAS BEEN ADDED.

         ^ ARTICLES HAVE BEEN ADDED.

         ^ ARTICLES HAVE BEEN DELETED.

         ^ OTHER. THE ARTICLES OR CERTIFICATE HAVE BEEN AMENDED AS FOLLOWS:
         (PROVIDE ARTICLE NUMBERS, IF AVAILABLE)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements set forth in the statues for amending or altering the articles or certificates

IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES. SEE ATTACHED FEE SCHEDULE.

                                      Nevada Secretary of State AM RESTATED 2003

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    CDEX INC.

         The following Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of CDEX INC. (originally incorporated on July 6, 2001) (the "CORPORATION"), as heretofore in effect. In accordance with SECTION 78.403 of the Nevada Revised Statutes, as amended (the
"NEVADA REVISED STATUTES"), this Amended and Restated Certificate of Incorporation was adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

                                ARTICLE I - NAME

                  The name of the Corporation is CDEX INC.

                ARTICLE II - REGISTERED OFFICE AND RESIDENT AGENT

                  The registered office of the Corporation shall be located at the law offices of Hutchison & Steffen, Ltd., the Lakes Business Park, 8831 West Sahara Avenue, Las Vegas, Nevada 89117. The resident agent of the Corporation at such address shall be Hutchison & Steffen, Ltd.

                        ARTICLE III - PURPOSE AND POWERS

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes. The Corporation shall have all power necessary or helpful to engage in such acts and activities.

                           ARTICLE IV - CAPITAL STOCK

                  4.1      RECAPITALIZATION.

                  Prior to the filing and effectiveness of this Amended and Restated Certificate of Incorporation pursuant to the Nevada Revised Statutes (the "EFFECTIVE TIME"), there was one (1) class of Common Stock, par value $0.001 per share, of the Corporation ("OLD COMMON STOCK"). Upon the Effective
Time: (i) without any action by the holders thereof, each five (5) shares of Old Common Stock that were outstanding immediately prior to the Effective Time were, upon the Effective Time, exchanged for and reclassified into one (1) validly issued, fully paid and non-assessable share (the "NEW STOCK") of a new class of the Corporation's Common Stock designated the "Class A Common Stock," having a par value of $0.005 per share and the rights and privileges set forth in this Amended and Restated Certificate of Incorporation ("CLASS A COMMON STOCK"); (ii) the Corporation created a new class of its Common Stock designated the "Class B Common Stock," having a par value of $0.005 per share and the rights and privileges set forth in this Amended and Restated Certificate of Incorporation ("CLASS B COMMON STOCK"); and (iii) following the Effective Time, the shares of Old Common Stock were cancelled and retired and ceased to exist (such exchange, reclassification, creation, cancellation and retirement being referred to herein as the "STOCK RECAPITALIZATION"). The Corporation did not issue fractions of shares of New Common Stock in connection with the Stock Recapitalization. Stockholders who, immediately prior to the Effective Time, owned a number of shares of Old Common Stock which was not evenly divisible by five (5), are to round up and receive one (1) full share of Class A Common Stock in lieu of such fractional interest. Following the Effective Time, each holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Old Common Stock (each, an "OLD CERTIFICATE") was and is entitled to receive, as soon as reasonably practicable following the surrender by such holder of such Old Certificate, a new certificate representing that number of shares of New Stock for which the shares of Old Common Stock so surrendered were exchanged and reclassified into pursuant to the Stock Recapitalization and, until any such Old Certificates are surrendered, such Old Certificates shall be deemed, for all corporate purposes, to evidence ownership of that number of shares of New Stock for which the shares of Old Common Stock were exchanged and reclassified into pursuant to the Stock Recapitalization. The Board of Directors is further empowered to take further necessary action not inconsistent with the foregoing to fully effectuate the Stock Recapitalization.

         4.2      AUTHORIZED SHARES

                  Giving effect to the Stock Recapitalization: (i) the total number of shares of all classes of stock that the Corporation shall have the authority to issue is forty million (40,000,000) shares; (ii) six million (6,000,000) of such shares shall be Preferred Stock, having a par value of $0.005 per share ("PREFERRED STOCK"); (iii) thirty-four million (34,000,000) of such shares shall be Common Stock, having a par value of $0.005 per share ("COMMON STOCK"); (iv) thirty-three million five hundred thousand (33,500,000) of the shares of Common Stock shall be Class A Common Stock (as defined in SECTION 4.1); and (v) five hundred thousand (500,000) of the shares of Common Stock shall be Class B Common Stock (as defined in SECTION 4.1).

         4.3      COMMON STOCK

                  4.3.1    RELATIVE RIGHTS

                  Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate(s) of designations filed to establish the respective series of Preferred Stock. Except as set forth in this SECTION 4.3, shares of Class A Common Stock and Class B Common Stock shall have the same relative rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights in liquidation.

                  4.3.2    DIVIDENDS

                  Unless otherwise provided in a certificate of designation filed to establish one or more series of Preferred Stock, whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation; PROVIDED, HOWEVER, that if a dividend or distribution is declared that is payable in shares of, or in subscriptions or other rights to acquire shares of, Class A Common Stock or Class B Common Stock, such dividends or distributions shall be payable only with respect to the class of Common Stock to which such dividend or distributions were declared.

                  4.3.3    DISSOLUTION, LIQUIDATION, WINDING UP

                  Unless otherwise provided in a certificate of designation filed to establish one or more series of Preferred Stock, in the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                  4.3.4    VOTING RIGHTS

                  For the first four (4) years following adoption and filing with the Nevada Secretary of State of this Amended and Restated Certificate of Incorporation (the "Initial Period"), the holders of shares of Class B Common Stock shall, as a class, be entitled to vote to elect a majority of the members of the Corporation's Board of Directors and holders of shares of Class A Common Stock shall, as a class, be entitled to vote to elect the remainder of the members of the Corporation's Board of Directors. Following the Initial Period, holders of Class A Common Stock and Class B Common Stock shall be entitled to one (1) vote per share on matters relating to the election of the Corporation's Board of Directors. Except as otherwise set forth in this SECTION 4.3.4, holders of Class A Common Stock and Class B Common Stock shall be entitled to one (1) vote per share on all matters to be voted upon by the stockholders of the Corporation.
                  4.3.5 NO CUMULATIVE VOTING FOR DIRECTORS; NO PREEMPTIVE RIGHTS

                  No stockholder of the Corporation shall be entitled to cumulative voting of such stockholder's shares for the election of directors of the Corporation. No stockholder of the Corporation shall have any preemptive rights.

         4.4      PREFERRED STOCK

                  The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by the Nevada Revised Statutes and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designation pursuant to the Nevada Revised Statutes, for the issuance of the shares of Preferred Stock in series, and to fix for each series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation and certificate of designation providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes.

         4.5      CONSIDERATION FOR SHARES; ASSESSMENT OF STOCK

                  The shares of Common Stock and Preferred Stock authorized by this ARTICLE IV shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors of the Corporation. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation shall be individually liable for the debts or liabilities of the Corporation.

                         ARTICLE V - BOARD OF DIRECTORS

         5.1      NUMBER; ELECTION

                  The number of directors constituting the Board of Directors of the Corporation is three (3). The names and addresses of the persons who are to serve as director until their successors are elected and qualified, are:

                  NAME                                ADDRESS
                  ----                                -------

                  Malcolm H. Phillips                 1700 Rockville Pike
                                                      Suite 400
                                                      Rockville, MD 20852

                  George Dials                        1700 Rockville Pike
                                                      Suite 400
                                                      Rockville, MD 20852

                  Dr. Boen Dar Liaw                   1700 Rockville Pike
                                                      Suite 400
                                                      Rockville, MD 20852

Each director of the Corporation shall have one (1) vote each on any matter voted or acted upon by the Board of Directors of the Corporation. Unless and except to the extent that the Bylaws of the

Corporation  shall  otherwise   require,   the  election  of  directors  of  the
Corporation need not be by written ballot.

5.2      LIMITATION OF LIABILITY

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, PROVIDED that this provision shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (c) for the payment of distributions in violation of SECTION 78.300 of the Nevada Revised Statutes; or (d) for any transaction from which the director derived an improper personal benefit. If the Nevada Revised Statutes are amended, at any time, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended. Any repeal or modification of this SECTION 5.2 shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

                               ARTICLE VI - BYLAWS

                  Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by the Nevada Revised Statutes, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation.

                             ARTICLE VII - AMENDMENT

                  The Board of Directors is expressly authorized and empowered to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute. This Amended and Restated Certificate of Incorporation, and any provision hereof, may hereafter be amended, altered, changed or repealed only by a vote of seventy-five percent (75%) of the stockholders of the Corporation.

                         ARTICLE VIII - INDEMNIFICATION

                  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Nevada Revised Statutes permits the Corporation to provide indemnification) (each, an "INDEMNIFIED PARTY") through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by CHAPTER 78 of the Nevada Revised Statutes, subject only to limits created by applicable provisions of the Nevada Revised Statutes (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others. The Corporation shall have the power to purchase and maintain insurance on behalf any Indemnified Party against any liability asserted against such Indemnified

Party in such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under application provisions of the Nevada Revised Statutes. Any amendment, repeal or modification of the foregoing provisions of this ARTICLE VIII shall not adversely affect any right or protection of any Indemnified Party existing at the time of, or increase the liability of any Indemnified Party with respect to any acts or omissions of such Indemnified Party occurring prior to, such amendment, repeal or modification.

                  IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, hereby certifies that the facts herein above stated are truly set forth, and accordingly executes this Amended and Restated Certificate of Incorporation on this 26 day of December, 2003.




                                               /s/ MALCOLM H. PHILIPS, JR.
                                               ---------------------------
                                               By:   Malcolm H. Philips, Jr.
                                               Its:  President

                            CERTIFICATE OF ACCEPTANCE

                                       OF

                          APPOINTMENT AS RESIDENT AGENT

         In the matter of CDEX INC., a Nevada Corporation, HUTCHISON & STEFFEN, LTD., with the address at the Lakes Business Park, 8831 West Sahara Avenue, Las Vegas, Nevada 89117, County of Clark, State of Nevada, hereby accepts the appointment as Resident Agent of the above-entitled Corporation in accordance with the NRS. Furthermore, that the registered office in Nevada is located at the same address.

         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of December, 2003 for the above-named business entity.


                                              HUTCHISON & STEFFEN, LTD.




                                              ----------------------------------
                                              Troy A. Wallin
                                              FOR THE FIRM

[SEAL]           DEAN HELLER
                 SECRETARY OF STATE
                 204 NORTH CARSON STREET, SUITE 1
                 CARSON CITY, NEVADA 98701-4701               C18104-01
                 (775) 684-5708
                 WEBSITE: SECRETARYOFSTATE.BIZ                FILED
                                                              JAN 02 2004

         CERTIFICATE OF DESIGNATION                           DEAN HELLER
          (PURSUANT TO NRS 78 1955)                           SECRETARY OF STATE

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                           CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
                            (PURSUANT TO NRS 73.1955)

1.  NAME OF CORPORATION

CDEX INC.

2. BY RESOLUTION OF THE BOARD OF DIRECTORS PURSUANT TO A PROVISION IN THE ARTICLES OF INCORPORATION, THIS CERTIFICATE ESTABLISHES THE FOLLOWING REGARDING THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE FOLLOWING CLASS OR SERIES OF STOCK:

PLEASE REFER TO THE ATTACHED "CERTIFICATE OF DESIGNATION OF THE RIGHTS, PREFERENCES AND PRIVILEGES OF THIS CAPITAL STOCK OF CDEX, INC."

3. EFFECTIVE DATE OF FILING (OPTIONAL) 12/31/03

4.  OFFICER SIGNATURE      [SIGNATURE ILLEGIBLE]
                      ------------------------------

FILING FEE: $175.00

     IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.

     SUBMIT IN DUPLICATE


THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES. SEE ATTACHED FEE SCHEDULE.

                                      Nevada Secretary of State AM RESTATED 2003

                        CERTIFICATE OF DESIGNATION OF THE
                                     OF THE
                       RIGHTS, PREFERENCES AND PRIVILEGES
                                     OF THE
                                  CAPITAL STOCK
                                       OF
                                   CDEX, INC.

         The undersigned, Malcolm Phillips, does hereby certify:

         1. That he is the duly elected and acting President of CDEX, Inc., a Nevada corporation (the "Corporation").

         2. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on December 23, 2003 adopted the following resolutions, which were to become retroactively effective on December 11, 2002, creating two (2) classes of the Corporation's Common Stock and one (1) class of the Corporation's Preferred
Stock:

         "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Amended and Restated Certificate of Incorporation, the Board of Directors does hereby provide for the issue of two
(2) classes of Common Stock and one (1) class of Preferred Stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such classes of Common Stock and Preferred Stock as follows:

         Section 1. DESIGNATION AND AMOUNT. The shares of such classes of Common Stock shall be designated as "Class A Common Stock" and "Class B Common Stock" (collectively, "Common Stock"). The shares of such class of Preferred Stock shall be designated as "Preferred Stock." The total number of shares of all classes of stock that the Corporation shall have the authority to issue shall be Forty Million (40,000,000), all of which, when issued, shall be fully paid and non-assessable. The Class A Common Stock shall have a par value of $0.005 per share, and the number of authorized shares constituting such class shall be Thirty-Three Million Five Hundred Thousand (33,500,000). The Class B Common Stock shall have a par value of $0.005 per share, and the number of authorized shares constituting such class shall be Five Hundred Thousand (500,000). The Preferred Stock shall have a par value of $0.005 per share, and the number of authorized shares constituting such class shall be Six Million (6,000,000).

         Section 2. DIVIDENDS AND DISTRIBUTIONS. Unless otherwise provided in a certificate of designation filed to establish one or more series of Preferred Stock, whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation; PROVIDED, HOWEVER, that if a dividend or distribution is declared that is payable in shares of, or in subscriptions or other rights to acquire shares of, Class A Common Stock or Class B Common Stock, such dividends or distributions shall be payable only with respect to the class of Common Stock to which such dividend or distributions were declared.

         Section 3. VOTING RIGHTS. For the first four (4) years following adoption and filing with the Nevada Secretary of State of the Amended and Restated Certificate of Incorporation (the "Initial Period"), the holders of shares of Class B Common Stock shall, as a class, be entitled to vote to elect a majority of the members of the Corporation's Board of Directors and holders of shares of Class A Common Stock shall, as a class, be entitled to vote to elect the remainder of the members of the Corporation's Board of Directors. Following the Initial Period, holders of Class A Common Stock and Class B Common Stock shall be entitled to one (1) vote per share on matters relating to the election of the Corporation's Board of Directors. Except as otherwise set forth in this
Section 3, holders of Class A Common Stock and Class B Common Stock shall be entitled to one (1) vote per share on all matters to be voted upon by the stockholders of the Corporation.

         Section 4. REACQUIRED SHARES. Any shares of Class A Common Stock, Class B Common Stock or Preferred Stock, which is purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation shall become authorized but unissued shares of Class A Common Stock, Class B Common Stock or Preferred Stock, as the case may be, and may be reissued as part of a new series of Class A Common Stock, Class B Common Stock or Preferred Stock, as the case may be, to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and, in the Amended and Restated Certificate of Incorporation, as then amended.

         Section 5. LIQUIDATION, DISSOLUTION OR WINDING UP. Unless otherwise provided in a certificate of designation filed to establish one or more series of Preferred Stock, in the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of Preferred Stock, or any other class of stock having preference over the Common Stock, in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

         Section 6. RANKING. Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate(s) of designations filed to establish the respective series of Preferred Stock. Except as set forth in this Section 6, shares of Class A Common Stock and Class B Common Stock shall have the same relative rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights in liquidation.

         Section 7. FRACTIONAL SHARES. The Corporation shall not issue any fractional shares. Stockholders who, immediately prior to the adoption by the Board of Directors of the

Resolutions relating to the recapitalization of the Corporation's stock, owned a number of shares that was not evenly divisible by the newly issued number of related shares, shall be entitled to receive cash from the Corporation in lieu of fractions of such shares, based on the value of such shares as determined by the Board of Directors.

         RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Nevada law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution."

         3. That any required approval of the stockholders of the Corporation has been duly obtained.

         I further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of my own knowledge.

         DATED as of this 26 day of December, 2003.



                                                CDEX, Inc.,
                                                a Nevada corporation




                                                /s/ MALCOLM H. PHILIPS, JR.
                                                ---------------------------
                                                By:   Malcolm H. Philips, Jr.
                                                Its:  President